First Quarter Fiscal Year 2019 Earnings Presentation February 7, 2019 Nasdaq: OCSL Exhibit 99.2

Forward Looking Statements Some of the statements in this presentation constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation may include statements as to: our future operating results and distribution projections; the ability of Oaktree Capital Management, L.P. (“Oaktree”) to find lower-risk investments to reposition our portfolio and to implement Oaktree’s future plans with respect to our business; our business prospects and the prospects of our portfolio companies; the impact of the investments that we expect to make; the ability of our portfolio companies to achieve their objectives; our expected financings and investments and additional leverage we may seek to incur in the future; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; and the cost or potential outcome of any litigation to which we may be a party. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this presentation involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Unless otherwise indicated, data provided herein are dated as of December 31, 2018.

Q1 2019 Highlights Net asset value per share increased by $0.10 to $6.19 NAV continues to grow, increasing $0.38 per share or approximately 7% since December 31, 2017 Fourth consecutive quarter of NAV growth Unrealized gains resulting from write-ups of certain non-core investments primarily contributed to the sequential NAV increase Net investment income per share of $0.12 Net investment income has increased 30% versus the quarter ended December 31, 2017 Board of Directors declared a dividend of $0.095 per share, payable on March 29, 2019 to stockholders of record as of March 15, 2019 Monetized approximately $30 million of non-core investments Exits included one investment on non-accrual and $18 million of equity investments Core investments represented 74% of the portfolio as of December 31, 20181 Exited approximately $56 million of non-core investments since January 1, 20192; including these exits, non-core investments would have represented 22% of the portfolio1 Originated $231 million and funded $165 million of new investment commitments Senior secured originations represented 95% of new funded investments Weighted average yield on new funded investments was 9.9% 1Excludes investments in the Kemper JV. 2 At fair value as of December 31, 2018. Actual proceeds received were approximately $67 million. 1 2 3 4

Portfolio Summary as of December 31, 2018 (As % of total portfolio at fair value; $ in millions) (As % of total portfolio, at fair value) Portfolio Composition Top 10 Industries1 Portfolio Characteristics (at fair value) Note:Numbers rounded to the nearest million or percentage point. 1Excludes the investments in the Kemper JV. $1.5 billion invested in 110 companies 94% of the total portfolio consists of debt investments $15 million average debt investment size1 8.7% weighted average yield on debt investments 87% of debt portfolio consists of floating rate investments

Portfolio Diversity OCSL’s portfolio is diverse across investments and industries (As % of total portfolio at fair value) Portfolio by Industry1,2 Diversity by Investment Size Top 10 Investments 27% Next 15 Investments 25% Remaining 84 Investments 40% Kemper JV 8% Average Investment Size $12 million1 1Excludes investments in the Kemper JV. 2Based on GICS industry classifications. Industry Group % of Portfolio Healthcare Providers & Services 10.0% Software 8.3% IT Services 5.4% Insurance 5.1% Biotechnology 4.9% Pharmaceuticals 4.5% Healthcare Equipment & Supplies 3.9% Diversified Financial Services 3.8% Healthcare Technology 3.7% Commercial Services & Supplies 3.5% Specialty Retail 3.1% Auto Components 3.1% Remaining 25 Industries 40.8% Average Industry Exposure 2.7% (As % of total portfolio at fair value)

Debt Portfolio Company Metrics OCSL’s portfolio has transitioned into higher quality, larger borrowers with lower leverage, reflecting our defensive investment approach Debt Portfolio Company EBITDA1 Debt Portfolio Company Leverage2 Median Debt Portfolio Company EBITDA ($ in millions) Source: S&P Global Market Intelligence. 1 Excludes negative EBITDA borrowers and investments in aviation subsidiaries. 2 Excludes negative EBITDA borrowers, investments in aviation subsidiaries, and a $35 million recurring revenue software investment. 3 Excludes one investment on non-accrual and one venture capital investment. 4 Represents average debt multiples for CY 2018, as there were not enough middle market observations during the quarter to produce a meaningful average. 4 9/30/17 12/31/17 3/31/18 6/30/18 9/30/18 12/13/81 $50 $54 $56 $99 $103 $117 3 3

Non-core Investments: 22% of portfolio2 Non-core Investments: 63% of portfolio Historical Portfolio Progression Non-core private loans and non-accruals currently represent only 14% of OCSL’s portfolio, down from 43% of the portfolio as of September 30, 2017 ($ in millions, at fair value) Portfolio by Category1 -67% since 9/30/172 Non-core Investments 1 Excludes investments in the Kemper JV. 2 Excludes non-core investments that were exited from January 1, 2019 through February 6, 2019. 3 Other non-core investments includes liquid investments, investments in aviation entities, equity investments and non-accruals. +93% since 9/30/17 Core Investments Other Non-core Investments: 3

Note:Numbers may not sum due to rounding. 1Excludes equity positions in non-accrual debt positions. Non-core Investment Portfolio Detail Non-core Investment Portfolio Characteristics Private Loans $111 million at fair value in eight companies Net leverage through tranche: 4.0x Average debt price: 96.7% Equity Investments $50 million at fair value in 26 equity positions1 and limited partnership interests in two third party managed funds Sold or monetized approximately $18 million during the quarter Aviation $33 million at fair value in one entity Liquid Investments $20 million at fair value in three companies Comprised of publicly quoted liquid loans and bonds Average debt price: 97.2% Non-accruals $132 million at fair value in seven companies Average debt price: 55.1% Exited one non-accrual during the quarter ended December 31, 2018 Activity Since January 1, 2019 Received approximately $67 million of proceeds from exits of Maverick Healthcare Group and EOS Fitness (As % of non-core investment portfolio, at fair value; $ in millions) Non-core Investments by Type (At fair value; $ in millions) Non-core Portfolio Composition $347

Q1 2019 Portfolio Originations1 $231 million of new investment commitments $165 million of new funded investments $150 million in 14 new portfolio companies and $15 million in 3 existing portfolio companies Diversified across 15 industries 9.9% weighted average yield at cost of new debt investments 77% of new debt investment commitments at floating rates 89% of investments also held by other Oaktree funds Average net leverage through tranche: 3.7x2 New Investment Highlights (As % of new investment commitments, at fair value – top 10) New Investment Industry Composition (As % of new funded investments; $ in millions) New Investment Composition Note:Numbers rounded to the nearest million or percentage point. 1 New investments exclude fundings of existing revolver or delayed draw term loan commitments. 2 Excludes new investments with negative EBITDAs.

OAKTREE
OCSL | Specialty Lending Corporation

Historical Financial Information

($ in thousands, except per share amounts)	Q1'19	Q4'18	Q3'18	Q2'18	Q1'18
Operating Results	**Dec-18**	**Sep-18**	**Jun-18**	**Mar-18**	**Dec-17**
Interest income	$35,789	$35,306	$26,634	$26,633	$29,938
PIK interest income	832	499	1,457	1,946	1,867
Fee income	1,202	2,034	2,425	3,942	1,031
Dividend & other income	453	381	1,331	2,258	1,040
Total investment income	**38,276**	**38,220**	**31,847**	**34,779**	**33,876**
Base management fee	5,568	5,767	5,909	5,386	5,590
Parts I & II incentive fees	5,548	3,675	2,733	3,247	830
Interest expense	8,904	9,323	8,291	8,530	9,584
Other operating expenses[1]	2,503	2,132	2,032	2,305	4,684
Total expenses	**22,523**	**20,897**	**18,965**	**19,468**	**20,688**
Fees recouped/(waived)	(1,564)	292	(1,548)	48	(134)
Net expenses	**20,959**	**21,189**	**17,417**	**19,516**	**20,554**
Net investment income	**17,317**	**17,031**	**14,430**	**15,263**	**13,322**
Net realized and unrealized gains (losses)	10,987	16,922	9,822	4,357	(43,763)
Provision for income taxes	(586)	(622)	-	-	-
Net increase/decrease in net assets resulting from operations	**$27,718**	**$33,331**	**$24,252**	**$19,620**	**($30,441)**
Net investment income per common share	**$0.12**	**$0.12**	**$0.10**	**$0.11**	**$0.09**
Net realized and unrealized gains (losses)	0.08	0.12	0.07	0.03	(0.31)
Earnings (loss) per common share – basic and diluted	**$0.20**	**$0.24**	**$0.17**	**$0.14**	**($0.22)**

Note: Results during Q1'18 occurred during management transition from Fifth Street Management LLC to Oaktree, which occurred on October 17, 2017.
[1] *Includes professional fees, directors fees, administrator expenses and general and administrative expenses.*

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OAKTREE
OCSL | Specialty Lending Corporation

Historical Financial Information (continued)

($ in thousands, except per share amounts)	Q1'19	Q4'18	Q3'18	Q2'18	Q1'18
Select Balance Sheet and Other Data	**Dec-18**	**Sep-18**	**Jun-18**	**Mar-18**	**Dec-17**
Investment Portfolio (at fair value)	$1,464,885	$1,491,201	$1,520,518	$1,400,684	$1,415,404
Total Debt Outstanding[1]	607,141	637,213	607,082	579,430	623,087
Total Net Assets	872,362	858,035	838,095	827,234	819,595
Net Asset Value per share	$6.19	$6.09	$5.95	$5.87	$5.81
Total Leverage	0.70x	0.75x	0.73x	0.71x	0.77x
Weighted Average Yield on Debt Investments[2]	8.7%	8.4%	8.8%	9.3%	9.0%
Cash Component of Weighted Average Yield on Debt Investments	8.0%	8.2%	8.5%	8.7%	8.4%
Weighted Average Yield on Total Portfolio Investments[3]	8.1%	8.1%	8.4%	8.6%	8.5%
Weighted Average Cost of Debt	5.3%	5.1%	5.2%	4.9%	4.8%

Note: Results during Q1'18 occurred during management transition from Fifth Street Management LLC to Oaktree, which occurred on October 17, 2017.

[1] *Net of unamortized financing costs.*

[2] *Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments, including our share of the return on debt investments in the Kemper JV.*

[3] *Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments and dividend income, including our share of the return on debt investments in the Kemper JV.*

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OAKTREE
OCSL | Specialty Lending Corporation

Historical Portfolio Activity

($ in thousands)	Q1'19 Dec-18	Q4'18 Sep-18	Q3'18 Jun-18	Q2'18 Mar-18	Q1'18 Dec-17
Investments at Fair Value	$1,464,885	$1,491,201	$1,520,518	$1,400,684	$1,415,404
Number of Portfolio Companies	110	113	116	115	122
Average Portfolio Company Debt Investment Size	$15,000	$14,800	$14,500	$14,600	$14,100
Asset Class:					
Senior Secured Debt	80.0%	75.4%	76.0%	76.6%	75.8%
Unsecured Debt	7.8%	11.0%	10.9%	6.7%	7.0%
Equity	3.3%	4.4%	3.8%	5.5%	6.0%
Kemper JV	8.4%	8.7%	8.7%	9.5%	9.4%
Limited Partnership Interests	0.5%	0.5%	0.6%	1.8%	1.8%
Interest Rate Type for Debt Investments:					
% Floating-Rate	86.6%	83.2%	82.9%	84.6%	82.4%
% Fixed-Rate	13.4%	16.8%	17.1%	15.4%	17.6%
Investment Activity at Cost:					
New Investment Commitments	$231,100	$228,400	$379,800	$223,200	$183,000
New Funded Investment Activity[1]	162,400	218,400	389,000	227,800	200,200
Proceeds from Prepayments, Exits, Other Paydowns and Sales	208,300	267,500	280,700	241,900	284,800
Net New Investments[2]	(45,900)	(49,100)	108,300	(14,100)	(84,600)
Number of New Investment Commitments in New Portfolio Companies	14	13	24	9	13
Number of New Investment Commitments in Existing Portfolio Companies	3	3	4	1	1
Number of Portfolio Company Exits	14	18	28	17	17

Note: Results during Q1'18 occurred during management transition from Fifth Street Management LLC to Oaktree, which occurred on October 17, 2017.

1 *New funded investment activity is reflected net of original issue discount and includes drawdowns on existing revolver commitments.*

2 *Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales.*

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Net Asset Value Per Share Bridge Note:Net asset value per share amounts are based on the shares outstanding at each respective quarter end. Net investment income per share, net unrealized appreciation / (depreciation), and net realized gain / (loss) are based on the weighted average number of shares outstanding for the period. 1Excludes reclassifications of net unrealized appreciation / (depreciation) to net realized gains / (losses) as a result of investments exited during the quarter. 1 1

Capital Structure Overview Funding Sources as of December 31, 2018 Capacity Outstanding Interest Rate Maturity ING Credit Facility $600.0 million $211.0 million LIBOR+2.25%-2.75% November 2021 2019 Notes2 $228.8 million $228.8 million 4.875% March 2019 2024 Notes $75.0 million $75.0 million 5.875% October 2024 2028 Notes $86.3 million $86.3 million 6.125% April 2028 As of December 31, 2018 1Long-term portfolio leverage may vary depending on market conditions. 2The original issue size of these notes was $250 million. We repurchased $21 million of these notes during the quarter ended March 31, 2018. Current leverage of 0.70x, within target range of 0.70x to 0.85x debt-to-equity1 Focused on maintaining a conservative financial position given prevailing market conditions Maintain asset sensitive portfolio that is positioned to benefit if interest rates were to rise given fixed rate borrowings and 87% of debt portfolio consists of floating rate loans We intend to repay the 2019 Notes upon maturity on March 1, 2019 using proceeds from the ING Credit Facility

Capital Structure Update We are currently in discussions with our banking partners to, among other things, amend terms of our $600 million revolving credit facility As part of this process, our Board of Directors approved the application of the modified asset coverage requirements Modified Asset Coverage Requirements Effective February 1, 2020, the required minimum asset coverage ratio will be reduced from 200% to 150% Intend to reduce base management fee to 1.0% on all assets financed using leverage above 1.0x debt-to-equity Revolving Credit Facility Amendments Seeking to amend certain terms, including extending the reinvestment period beyond the current expiration date of November 29, 2020 and modifying the asset coverage ratio covenant No Change to Current Leverage Target or Investment Strategy At this time, we do not intend to change our target leverage ratio range (currently 0.70x to 0.85x debt-to-equity) or investment strategy once the modified asset coverage requirements become applicable

Opportunities to Increase Return on Equity Redeploy non-interest generating investments comprised of equity, limited partnership interests and loans on non-accrual Exited $18 million of non-interest generating investments during the quarter ended December 31, 2018 Approximately $181 million of non-interest generating assets remained as of December 31, 2018 Received $64 million of proceeds related to non-interest generating investment exits since January 1, 2019 Rotate into higher-yielding proprietary investments Temporarily increased broadly syndicated loans priced at LIBOR + 4.00% by $23 million during the quarter $40 million as of December 31, 2018 Utilize additional investment capacity at the Kemper JV Invested in $285 million of investments across 43 companies as of the quarter ended December 31, 2018 93% first lien investments; 98% of debt portfolio consists of floating rate investments Total remaining investment capacity of approximately $150 million (assuming 2.0x leverage) 1 2 3

Contact: Michael Mosticchio, Investor Relations ocsl-ir@oaktreecapital.com